Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the use of the report of Caturano & Company, Inc. dated July 20, 2010 relating to the financial statements of Ameresco, Inc. and Subsidiaries as of December 31, 2009 and December 31, 2008 and for the three years ended December 31, 2009 (which report expresses an unqualified opinion) included in, and to all references to our Firm included in or made a part of, this Amendment No. 6 to Registration Statement on Form S-1.
/s/ Caturano & Company, Inc.
CATURANO AND COMPANY, INC.
Boston, Massachusetts
July 20, 2010